                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to The Finish Line, Inc. 1992 Employee Stock Incentive Plan, as amended and restated April 30, 1998, of our reports dated March 25, 1998, with respect to the consolidated financial statements of The Finish Line, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 28, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Fort Wayne, Indiana
August 21, 1998